UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2009 (May 15, 2009)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
1. Proposed Settlement with Respect to the Rampino Defendants (as defined)
On May 15, 2009, Fremont General Corporation (the “Company”) entered into a trilateral stipulation and agreement (the “Rampino Stipulation”) with Louis J. Rampino (“Rampino”), James A. McIntyre (“McIntyre”), Wayne R. Bailey (“Bailey”), John A. Donaldson (“Donaldson”), Ronald A. Groden (“Groden”), W. Brian O’Hara (“O’Hara”), and Raymond G. Meyers (“Meyers”) (collectively, the “Rampino Defendants”) and the State of California Insurance Commissioner (the “Commissioner”), as statutory liquidator of Fremont Indemnity Company, an indirect subsidiary of the Company that is in liquidation (“Fremont Indemnity”), to settle the outstanding litigation between the Rampino Defendants, as former officers and directors of the Company and/or of Fremont Indemnity, and the Commissioner, as the statutory liquidator of Fremont Indemnity, and to resolve fifteen proofs of claims, asserting liquidated amounts that, in the aggregate, exceed $27 million, and that contain substantial contingent and unliquidated components, which were filed by the Rampino Defendants in the Company’s bankruptcy proceedings (the “Bankruptcy Case”) in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”). This Rampino Stipulation has been entered into as part of the Company’s initiative to resolve contingent and unliquidated claims, including various litigation matters. As discussed below, the Rampino Stipulation is subject to Bankruptcy Court approval.
On October 12, 2006, the Commissioner, as statutory liquidator of Fremont Indemnity, filed a First Amended Complaint in the Los Angeles Superior Court (Case No. BC357691) against the Rampino Defendants, as former directors and officers of Fremont Indemnity, that alleged the Rampino Defendants breached their fiduciary duties by allowing Fremont Indemnity to engage in an inappropriate underwriting scheme that caused injury to Fremont Indemnity’s reinsurers, which in turn injured Fremont Indemnity by settlements it made with those reinsurers (the “D&O Case”). Although neither the Company nor any of its affiliates are defendants in the D&O Case, it is possible that the Company could have indemnification obligations to some or all of the Rampino Defendants pursuant to the Company’s governing documents and applicable state law. After the Company commenced the Bankruptcy Case, each of the Rampino Defendants filed one or more proofs of claim based upon, among other things, the theory that the Company is liable to indemnify each of the Rampino Defendants for any settlement amounts or judgment that may be entered against the Rampino Defendants in the D&O Case.
The Rampino Stipulation will only become effective after the occurrence of the following events: (i) the Company files a motion requesting that the Bankruptcy Court approve the Rampino Stipulation, which the Company expects to timely file; (ii) the Commissioner files a motion requesting that the Superior Court of the State of California for the County of Los Angeles assigned to preside over the statutory liquidation case involving Fremont Indemnity (the “Liquidation Court”) approve the Rampino Stipulation; (iii) the Bankruptcy Court and the Liquidation Court each issue orders approving the Rampino Stipulation; (iv) the Bankruptcy Court’s order and the Liquidation Court’s order approving the Rampino Stipulation become final, non-appealable orders, following the expiration of any applicable waiting periods. The date when all of the conditions set forth in (i) through (iv) are satisfied will be the “Effective Date.”

The parties agreed to exercise their reasonable best efforts to complete all of these events before June 30, 2009.
In accordance with the terms of the Rampino Stipulation and in consideration of the settlement of all claims and disputes among them, the Commissioner, Fremont Indemnity, the Company and the Rampino Defendants agreed to the following:
Allowed General Unsecured Commissioner Claim: On the Effective Date, the Commissioner will be allowed for purposes of voting on any proposed plan of liquidation or reorganization, as the case may be, in the Bankruptcy Case (the “Chapter 11 Plan”) and receiving any distributions made pursuant to such Chapter 11 Plan or otherwise in the Company’s bankruptcy case, a general unsecured non-priority claim against the Company in the amount of $35 million (the “Allowed Commissioner Claim”). However, upon the Commissioner’s actual receipt of distributions from the Company’s bankruptcy estate totaling $22.0 million, the Allowed Commissioner Claim shall be deemed to be satisfied in full, and the Commissioner shall have no further right to any distributions or payment from the Company’s bankruptcy estate on account of the D&O Case. The Allowed Claim shall be the sole and exclusive right to payment that the Commissioner will have against the Company’s bankruptcy estate on account of the D&O Case. The Allowed Claim will be in addition to the $5 million general unsecured non-priority claim against the Company’s bankruptcy estate for an unrelated pending settlement of outstanding disputes between the Company and the Commissioner, in its capacity as statutory liquidator of Fremont Indemnity and statutory conservator of Fremont Life Insurance Company in Conservation, an indirect subsidiary of the Company (“Life”), which was previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 20, 2009.
Final Disallowance of the Proofs of Claim: On the Effective Date, each of the Rampino Defendants’ proofs of claim shall be deemed to have been withdrawn, disallowed, and expunged in their entirety and with prejudice.
Allowed General Unsecured SERP Claims: On the Effective Date, Messrs. Bailey, Rampino, McIntyre, Meyers will each be allowed for purposes of voting on any Chapter 11 Plan and receiving any distributions made pursuant to such Chapter 11 Plan or otherwise in the Company’s bankruptcy case, a general unsecured non-priority claim against the Company in the amounts of $4.6 million, $5.6 million, $5.2 million and $2.3 million, respectively (collectively, the “Allowed SERP Claims”). However, upon Messrs. Bailey, Rampino, McIntyre, and Meyers’ actual receipt of distributions from the Company’s bankruptcy estate totaling approximately $2.874 million, $3.470 million, $3.227 million and $1.420 million, respectively, the Allowed SERP Claims shall be deemed to be satisfied in full, and Messrs. Bailey, Rampino, McIntyre, and Meyers shall have no further right to any distributions or payment from the Company’s bankruptcy estate. The Allowed SERP Claims shall constitute only general unsecured non-priority claims and Messrs. Bailey, Rampino, McIntyre, and Meyers shall have no right to any distribution or payment from either the Fremont General Corporation Supplemental Executive Retirement Plan, as amended, or the Fremont General Corporation Supplemental Executive Retirement Plan II, as amended.

Dismissal of Pending Litigation: As soon as is practicable after the Effective Date, the Commissioner and Fremont Indemnity will cause the D&O Case to be dismissed with prejudice, with all parties thereto to bear their own respective attorneys’ fees and costs. In addition, Messrs. Bailey, Rampino, McIntyre, and Meyers will cause each of their respective adversary proceedings pending before the Bankruptcy Court to be dismissed with prejudice against all defendants thereto other than the Company, with all parties thereto to bear their own respective attorneys’ fees and costs, with dismissal against the Company conditioned upon Messrs. Bailey, Rampino, McImyre, and Meyers receiving full payment on their Allowed SERP Claims.
Exchange of Releases: Except for the agreements and obligations expressly undertaken or to be performed under the Rampino Stipulation, on the Effective Date, in consideration of the payments and other consideration recited in the Rampino Stipulation, the Commissioner, Fremont Indemnity, the Company and the Rampino Defendants will mutually release, acquit, and forever discharge each other and certain related parties from any and all past, present, and future claims, arising in whole or in part out of any facts, circumstances, or events in existence on or before the Effective Date provided, however, that nothing in the Rampino Stipulation is intended to release any claims that any of the parties may have with respect to any insurance policy issued by any insurer of any of the parties. In addition, the Rampino Stipulation will not operate to release any claims that the Rampino Defendants’ may have against the Company’s bankruptcy estate as a result of their ownership of Company common stock or other securities of the Company or any of its affiliates.
2. Bankruptcy Court Approves Settlement of Massachusetts Attorney General Action and Fremont Indemnity Company (In Liquidation) v. Fremont General Corporation, et al.; Fremont Indemnity Company (In Liquidation as Successor in Interest to Comstock Insurance Company) v. Fremont General Corporation, et al.; and Insurance Commissioner of the State of California v. Fremont General Corp. et al.
On May 14, 2009, the Bankruptcy Court approved from the bench (i) the Final Judgment By Consent (the “Final Judgment”) between the Commonwealth of Massachusetts (the “Commonwealth”), the Company and Fremont Reorganizing Corporation, the Company’s indirect wholly-owned subsidiary, (“FRC,” formerly known as “Fremont Investment & Loan”); and (ii) the Stipulation and Agreement regarding the global and integrated settlement and release of all claims and disputes (the “Insurance Stipulation”) by and among the Company, FRC, Fremont Compensation Insurance Group, Inc. (“FCIG”), which is a direct subsidiary of the Company, and the Commissioner, as statutory liquidator of Fremont Indemnity, and as statutory conservator of Life. The Final Judgment and the Insurance Stipulation resolve the outstanding litigation matters and disputes previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 20, 2009.
Bankruptcy Court approval was the first step in the effectiveness of the settlement agreements, which remain conditioned on the occurrence of the following events:
The Final Judgment will become effective once (i) the Bankruptcy Court’s order approving the Final Judgment becomes a final, non-appealable order, which can only occur following entry of the order and the expiration of a ten-day period to allow for the filing of any appeal; and (ii) the

Massachusetts Superior Court in Suffolk County (“Superior Court”) approves and enters the Final Judgment.
The Insurance Stipulation will become effective once (i) the Superior Court of the State of California for the County of Los Angeles assigned to preside over the statutory liquidation case involving Fremont Indemnity (the “Liquidation Court”) and the state court overseeing the conservation of Life (the “Life Court”) approve the Insurance Stipulation; and (ii) the Bankruptcy Court’s order, the Liquidation Court’s order and the Life Court’s order approving the Insurance Stipulation become final, non-appealable orders, following the expiration of any applicable waiting periods.
Documents filed with the Bankruptcy Court, including those related to the Rampino Stipulation, the Final Judgment and the Insurance Stipulation
The documents filed with the Bankruptcy Court that relate to the Rampino Stipulation, the Final Judgment and the Insurance Stipulation, as well as, other documents filed with the Bankruptcy Court in connection with the Company’s bankruptcy case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.cacd.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company’s website at www.fremontgeneral.com under “Restructuring Information” where you will find the following link www.kccllc.net/fremontgeneral. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.
Cautionary Statement Regarding Forward Looking Statements
Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the outcome of litigation concerning certain causes of action of the Company, the results of the Company’s review of submitted claims and the Company’s ability to resolve contingent and unliquidated claims. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: May 19, 2009	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer